As Filed with the Securities and Exchange Commission on August 27, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

EMERSON ELECTRIC CO.

(Exact name of registrant as specified in its charter)

MISSOURI (State or other jurisdiction of incorporation or organization)	43-0259330 (I.R.S. Employer Identification No.)

8000 WEST FLORISSANT AVE.
St. Louis, Missouri 63136
(Address, including zip code, of registrant’s principal executive offices)

EMERSON ELECTRIC CO.
EMPLOYEE SAVINGS INVESTMENT PLAN

(Full title of the Plan)

Harley M. Smith, Esq.
Assistant General Counsel and Assistant Secretary
Emerson Electric Co.
8000 West Florissant Avenue
St. Louis, Missouri 63136
(314) 553-2431
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all correspondence to:
J. Mark Klamer, Esq.
Bryan Cave LLP
211 North Broadway, Suite 3600
St. Louis, Missouri 63102-2750
Tel (314) 259-2000, Fax (314) 259-2020

CALCULATION OF REGISTRATION FEE

Title of Each Class	Amount	Proposed Maximum	Proposed Maximum	Amount of
of Securities to be	to be	Offering Price	Aggregate	Registration
Registered	Registered	Per Unit(1)	Offering Price(1)(2)	Fee
Common Stock and Preferred Stock Purchase Rights(2)(4)	7,500,000 shares(3)	$61.83	$463,725,000	$58,754

(1)	Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and the low reported sales prices of a share of Registrant’s Common Stock on August 25, 2004, as reported by The New York Stock Exchange.
(2)	Each share of Common Stock issued, par value $0.50 (the “Common Stock”), also represents one Preferred Stock Purchase Right. Preferred Stock Purchase Rights currently cannot trade separately from the underlying Common Stock and, therefore, do not carry a separate price or necessitate an additional registration fee.
(3)	This Registration Statement also covers such additional shares as may be issued pursuant to anti-dilution provisions.
(4)	Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the same employee benefit plan is effective. Consequently, pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed by Emerson Electric Co. and the Emerson Electric Co. Employee Savings Investment Plan, Registration No. 033-57161, are incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

     Information required by Part I of the Form S-8 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (“Securities Act”), and the Note to the instructions to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

     Information required by Part I of the Form S-8 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act, and the Note to the instructions to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by Emerson Electric Co. (the “Registrant”) and by the Emerson Electric Co. Employee Savings Investment Plan (the “Plan”) pursuant to the Securities Exchange Act of 1934 (the “1934 Act”) (File No. 001-00278) are incorporated by reference into this Registration Statement:

•	The Registrant’s Annual Report on Form 10-K which contains audited financial statements for the year ended September 30, 2003;

•	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2003, March 31, 2004 and June 30, 2004;

•	The description of Registrant’s Common Stock, which is contained in the Registration Statement on Form 10 as amended under cover of Form 8 filed on January 19, 1981;

•	The description of Registrant’s Preferred Stock Purchase Rights which is contained in the Registrant’s 1934 Act Registration Statement on Form 8-A filed on October 6, 1998; and

•	The Annual Report of the Emerson Electric Co. Employee Savings Investment Plan on Form 11-K for the fiscal year ended September 30, 2003.

     All documents subsequently filed by Registrant and by the Emerson Electric Co. Employee Savings Investment Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to filing a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

     All Securities to be offered are registered under Section 12 of the 1934 Act.

Item 5. Interests of Named Experts and Counsel.

     Harley M. Smith, the Registrant’s Assistant General Counsel, whose opinion is contained in Exhibit 5, is paid a salary by the Registrant, owns shares of the Registrant’s Common Stock, holds options to purchase shares of such Common Stock and participates in employee benefit plans of the Registrant, including the Emerson Electric Co. Employee Savings Investment Plan.

Item 6. Indemnification of Directors and Officers.

     The Registrant is a Missouri Corporation. Section 351.355(1) of the Revised Statutes of Missouri provides that a corporation may indemnify a director, officer, employee or agent of the corporation in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and settlement amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 351.355(2) provides that the corporation may indemnify any such person in any threatened, pending or completed action or suit by or in the right of the corporation against expenses, including attorneys’ fees and settlement amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that he may not be indemnified in respect of any claim, issue or matter in which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent, authorized by the court.

     Section 351.355(3) provides that a corporation shall indemnify any such person against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit or proceeding if he has been successful in defense of such action, suit or proceeding and if such action, suit or proceeding is one for which the corporation may indemnify him under Section 351.355(1) or (2). Section 351.355(7) provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355, provided such further indemnity is either (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, provided that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

     At the Annual Meeting of Stockholders held on February 10, 1987, the stockholders adopted indemnification agreements with the directors of the Registrant and amendments to the bylaws of the Registrant which incorporate indemnity provisions permitted by Section 351.355(7) described above. The agreements and amended bylaws provide that the Registrant will indemnify its directors and officers against all expenses (including attorneys’ fees), judgments, fines and settlement amounts, paid or incurred in any action or proceeding, including any action by or on behalf of the Registrant, on account of their service as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise when they are serving in such capacities at the request of the Registrant, excepting only cases where (i) the conduct of such person is adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct, (ii) a final court adjudication shall determine that such indemnification is not lawful, (iii) judgment is rendered against such person for an accounting of profits made from a purchase or sale of securities of the Registrant in violation of Section 16(b) of the Securities Exchange Act of 1934 or of any similar statutory law, or (iv) any remuneration paid to such person is adjudicated to have been paid in violation of law. Such person shall be indemnified only to the extent that the aggregate of losses to be indemnified exceeds the amount of such losses for which the director or officer is insured pursuant to any directors’ or officers’ liability insurance policy maintained by the Registrant.

     Article 10 of the Registrant’s Articles of Incorporation provides that the liability of the Registrant’s directors to the Corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director shall be eliminated to the fullest extent permitted under the Missouri General and Business Corporation Law. Any repeal or modification of Article 10 by the Registrant’s shareholders shall not adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification with respect to the acts or omissions occurring prior to such repeal or modification.

     The Registrant maintains directors’ and officers’ liability insurance.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     Reference is made to the Exhibit index. The Registrant hereby undertakes that it will submit or has submitted the Emerson Electric Co. Employee Savings Investment Plan and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS as necessary in order to qualify such plan under Section 401 of the Internal Revenue Code.

Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri on August 26, 2004.

EMERSON ELECTRIC CO.
By:	/s/ H.M. Smith
H.M. Smith, Esq. Assistant General Counsel and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 26, 2004.

Signature	Title	Date
/s/ David N. Farr * (David N. Farr)	Chief Executive Officer and Director	August 26, 2004

/s/ Charles F. Knight * (Charles F. Knight)	Chairman of the Board and Director	August 26, 2004

/s/ Walter J. Galvin * (Walter J. Galvin)	Executive Vice President and Chief Financial Officer and Director	August 26, 2004

/s/ James G. Berges * (James G. Berges)	President and Director	August 26, 2004

/s/ Richard J. Schlueter * (Richard J. Schlueter)	Vice President and Chief Accounting Officer	August 26, 2004

/s/ August A. Busch * (August A. Busch, III)	Director	August 26, 2004

/s/ David C. Farrell * (David C. Farrell)	Director	August 26, 2004

/s/ Carlos Fernandez G. * (Carlos Fernandez G.)	Director	August 26, 2004

/s/ Arthur F. Golden * (Arthur F. Golden)	Director	August 26, 2004

Signature	Title	Date
/s/ Robert B. Horton * (Robert B. Horton)	Director	August 26, 2004

/s/ Gerald A. Lodge * (Gerald A. Lodge)	Director	August 26, 2004

/s/ Vernon R. Loucks * (Vernon R. Loucks)	Director	August 26, 2004

/s/ John B. Menzer * (John B. Menzer)	Director	August 26, 2004

/s/ Charles A. Peters * (Charles A. Peters)	Director	August 26, 2004

/s/ Joseph W. Prueher * (Joseph W. Prueher)	Director	August 26, 2004

/s/ Rozanne L. Ridgway * (Rozanne L. Ridgway)	Director	August 26, 2004

/s/ Edward E. Whitacre * (Edward E. Whitacre)	Director	August 26, 2004

*By: /s/ Harley M. Smith Harley M. Smith, Attorney-In-Fact Pursuant to Power of Attorney		August 26, 2004

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on August 26, 2004.

EMERSON ELECTRIC CO. EMPLOYEE SAVINGS INVESTMENT PLAN
By:	/s/ Ken W. Rolls
Ken W. Rolls
Plan Administrator

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Restated Articles of Incorporation of Emerson Electric Co. (incorporated by reference to Registrant’s Form 10-Q for the quarter ended March 31, 2001, Exhibit 3(a)).

4.2	Bylaws of Emerson Electric Co., as amended through November 6, 2001 (incorporated by reference to Registrant’s 2001 Form 10-K, Exhibit 3(b)).

4.3	Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock (incorporated by reference herein to Exhibit 3(a)(ii) of Registrant’s Form 10-K for the fiscal year ended September 30, 1998).

4.4	Rights Agreement dated as of November 1, 1998, between Emerson Electric Co. and ChaseMellon Shareholder Services, L.L.C. (now Mellon Investor Services LLC) (incorporated by reference to Registrant’s Form 8-A, dated October 6, 1998, Exhibit 1).

5	Opinion of Harley M. Smith, Esq.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Harley M. Smith, Esq. (contained in Exhibit 5)

24	Power of Attorney